CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No 333-143804 on Form F-3/A and No 333-144240 on Form S-8 of our reports dated May 30, 2008, relating to the consolidated financial statements and financial statement schedule of Stealth Gas Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2007.

/s/ Deloitte. Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece June 10, 2008